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                                                                     Exhibit 4.1

                                 AMENDMENT NO. 1
                                       TO
                                RIGHTS AGREEMENT

         This AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the "Amendment") is entered into as of the 28th day of October, 2002, between Infinium Software, Inc., a Massachusetts corporation (the "Company"), and Fleet National Bank (formerly, Bank Boston N.A., formerly First National Bank), a national banking association (the "Rights Agent"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Rights Agreement dated as of February 5, 1999, by and between the parties hereto (the "Rights Agreement").

                                    RECITALS

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to amend the Rights Agreement as set forth herein in connection with the execution of that certain Agreement and Plan of Merger, dated as of October 28, 2002, as the same may be amended from time to time (the "Merger Agreement"), by and among SSA Global Technologies, Inc., a Delaware corporation (the "Parent"), Samurai Merger Subsidiary, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Parent ("Merger Sub") and the Company (pursuant to which Merger Agreement, among other things, the Merger Sub shall merge with and into the Company and the Company shall become a wholly-owned subsidiary of the Parent).

         WHEREAS, the Rights are still redeemable under the Rights Agreement.

         WHEREAS, the Company has executed this Amendment prior to the execution of the Merger Agreement and has determined that the Rights Agreement should be amended in accordance with Section 27 of the Rights Agreement, as set forth herein, and has directed the Rights Agent to amend the Rights Agreement as set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

         1. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not included (i) the Company, (ii) any
         Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or (iv) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding anything in this Rights Agreement to the contrary, neither SSA Global Technologies, Inc., a
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         Delaware corporation ("Parent"), nor Samurai Merger Subsidiary, Inc., a
         Massachusetts corporation and wholly-owned subsidiary of Parent
         ("Merger Sub"), nor any of Parent's or Merger Sub's Affiliates or Associates, shall become or be deemed to ever have become an Acquiring Person as a result of the approval, execution or performance of (x) the Agreement and Plan of Merger, dated as of October 28, 2002, by and among Parent, Merger Sub and the Company (as it may be amended or supplemented from time to time, the "SSA Merger Agreement"), (y) the Voting Agreement (as defined in the SSA Merger Agreement), as such Voting Agreement may be amended or supplemented from time to time with the consent of the Company, or (z) the consummation of the transactions contemplated thereby, including the Merger (as defined in the Merger Agreement) (such approval, execution, delivery, performance and consummation being referred to herein as the "Permitted Events"). Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall again become an "Acquiring Person."

         2. Section 1(bb) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date shall not occur or ever be deemed to have occurred as a result of any Permitted Event."

         3. Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not occur or ever be deemed to have occurred as a result of any Permitted Event."

         4. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23 hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of one one-thousandths of a share (or other shares, securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the

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         earliest of (i) the Final Expiration Date, (ii) the time at which the
         Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) immediately prior to the Effective Time (as defined in the SSA Merger Agreement) (the earliest of (i), (ii),
         (iii) and (iv) being herein referred to as the "Expiration Date")."

         5. Section 15 of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

                  "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable right, remedy or claim under this Agreement in connection with a Permitted Event."

         6. Section 35 of the Rights Agreement is hereby amended to read in its entirety as follows:

                  "Section 35. SSA Global Technologies, Inc. Transaction. Notwithstanding any provision of this Rights Agreement to the contrary, no Distribution Date, Stock Acquisition Date or Triggering Event shall be deemed to ever have occurred, none of Parent, Merger Sub or any Affiliate or Associate of Parent or Merger Sub shall be deemed to ever have become an Acquiring Person and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights pursuant to Section 7(a), 11(a)(ii) or 13(a) of this Rights Agreement by reason of any Permitted Event."

         7. Except as amended hereby, the Rights Agreement shall remain unchanged and shall remain in full force and effect.

         8. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Notwithstanding any other provision, this Amendment shall be effective immediately upon execution by the Company.

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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to
Rights Agreement to be executed by their respective duly authorized representatives as of the date first above written.

                                        INFINIUM SOFTWARE, INC.


                                        By:   /s/ James E. McGowan
                                              ----------------------------------
                                              Name:  James E. McGowan
                                              Title: President and Chief
                                                     Executive Officer

                                        FLEET NATIONAL BANK


                                        By:   /s/   Carol Mulvey-Eon
                                              ----------------------------------
                                             Name:  Carol Mulvey-Eon

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